REZNICK
GROUP





                            FINANCIAL STATEMENTS AND
                          INDEPENDENT AUDITORS' REPORT

                          BOONVILLE ASSOCIATES I, L.P.
                        (A MISSOURI LIMITED PARTNERSHIP)
                          MHDC PROJECT NO.: 00-100-HCT

                           DECEMBER 31, 2005 AND 2004

                          Boonville Associates I, L.P.
                        (A Missouri Limited Partnership)
                          MHDC Project No.: 00-100-HCT

                                TABLE OF CONTENTS



                                                                            PAGE
INDEPENDENT AUDITORS' REPORT                                                   4

FINANCIAL STATEMENTS

        BALANCE SHEETS                                                         5

        STATEMENTS OF OPERATIONS                                               7

        STATEMENTS OF PARTNERS' EQUITY (DEFICIT)                               9

        STATEMENTS OF CASH FLOWS                                              10

        NOTES TO FINANCIAL STATEMENTS                                         12

SUPPLEMENTAL INFORMATION

        ACCOUNTS AND NOTES RECEIVABLE (OTHER THAN FROM
             TENANTS)                                                         21

        ACCOUNTS PAYABLE (OTHER THAN TRADE CREDITORS)                         21

        ACCOUNTS PAYABLE (TRADE CREDITORS)                                    21

        OTHER ACCRUED EXPENSES                                                21

        COMPENSATION OF PARTNERS                                              21

        TENANT ACCOUNTS RECEIVABLE                                            22

                          Boonville Associates I, L.P.
                        (A Missouri Limited Partnership)
                          MHDC Project No.: 00-100-HCT

                          TABLE OF CONTENTS - CONTINUED


                                                                            PAGE

SUPPLEMENTAL INFORMATION (CONTINUED)

        SCHEDULE OF SURPLUS CASH                                              23

        SCHEDULE OF FUNDS IN FINANCIAL INSTITUTIONS                           24

        CHANGES IN FIXED ASSETS                                               25

        DEBT SERVICE COVERAGE RATIO ANALYSIS                                  27

        SCHEDULE OF ALLOWABLE DISTRIBUTIONS                                   27

CERTIFICATE OF GENERAL PARTNER                                                28

CERTIFICATE OF MANAGING AGENT                                                 29

INFORMATION REGARDING AUDITORS                                                30

CORRECTIVE ACTION PLAN                                                        31

REZNICK GROUP                 Reznick Group, P.C.           Tel: (847) 324-7500
                              4711 W. Golf Road             Fax: (847) 324-7501
                              Suite 200                     www.reznickgroup.com
                              Skokie, IL 60076-1236




                          INDEPENDENT AUDITORS' REPORT


To the Partners
Boonville Associates I, L.P.
  (A Missouri Limited Partnership)

        We have audited the accompanying balance sheets of Boonville Associates I, L.P. (A Missouri Limited Partnership) as of December 31, 2005 and 2004, and the related statements of operations, partners' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Boonville Associates I, L.P. (A Missouri Limited Partnership) as of December 31, 2005 and 2004, and the results of its operations, changes in partner's equity (deficit), and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

        Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental information on pages 21 through 27 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                         /s/ Reznick Group, P.C.
                                                         -----------------------

Skokie, Illinois
January 26, 2006

                                Boonville Associates I, L.P.
                              (A Missouri Limited Partnership)
                                MHDC Project No.: 00-100-HCT

                                       BALANCE SHEETS

                                 December 31, 2005 and 2004

                                           ASSETS

                                                                   2005              2004
                                                                -----------      -----------
FIXED ASSETS
    1420 - BUILDINGS                                            $ 3,601,152      $ 3,601,152
    1430 - Site Improvements                                         34,237           34,237
    1450 - Furniture and Fixtures                                   114,715          114,715
    4250 - Less: Accumulated Depreciation                          (673,983)        (521,314)
                                                                -----------      -----------

              Net Book Value                                      3,076,121        3,228,790
    1410 - Land                                                     165,000          165,000
                                                                -----------      -----------

              Total Fixed Assets                                  3,241,121        3,393,790
                                                                -----------      -----------
CURRENT ASSETS
    1120 - Cash - Project                                            25,171            1,399
    1130 - Accounts Receivable - Tenant                               3,824                4
    1240 - Prepaid Insurance                                          4,823            4,900
                                                                -----------      -----------
              Total Current Assets                                   33,818            6,303
                                                                -----------      -----------
SECURITY DEPOSITS HELD IN TRUST
    1191 - Cash - Restricted                                          9,907            9,609
    2191 - Less: Tenant Security Deposits                            (9,000)          (9,400)
                                                                -----------      -----------
              Total Security Deposits Held in Trust                     907              209
                                                                -----------      -----------
ESCROW DEPOSITS AND RESTRICTED RESERVES
    1310 - Real Estate Tax Escrow                                       820            1,392
    1310 - Insurance Escrow                                           4,962            4,193
    1320 - Replacement Reserve                                       51,924           45,376
    1380 - Operating Reserve                                          4,753            4,670
    1390 - Supportive Program Reserve                                43,164           50,965
                                                                -----------      -----------
              Total Escrow Deposits and Restricted Reserves         105,623          106,596
                                                                -----------      -----------
TOTAL ASSETS                                                    $ 3,381,469      $ 3,506,898
                                                                ===========      ===========


                                         (CONTINUED)

                                            -5-


                            Boonville Associates I, L.P.
                          (A Missouri Limited Partnership)
                            MHDC Project No.: 00-100-HCT

                             BALANCE SHEETS - CONTINUED
                             December 31, 2005 and 2004

                     LIABILITIES AND PARTNERS' EQUITY (DEFICIT)

CURRENT LIABILITIES                                        2005             2004
                                                        -----------      -----------

    2320 - Mortgage Loans Payable - Current Portion     $    24,200      $    23,998
    2110 - Accounts Payable - Trade                           1,406            5,326
    2110 - Accounts Payable - Other                          15,000           15,000
    2140 - Accrued Expenses                                   5,500            5,424
    2210 - Prepaid Rents                                      2,515               12
    2230 - Due to Affiliates                                 16,794           15,295
                                                        -----------      -----------
              Total Current Liabilities                      65,415           65,055
                                                        -----------      -----------
LONG-TERM LIABILITIES
    2320 - Mortgage Loans Payable                           713,500          737,498
    2320 - Less: Current Portion                            (24,200)         (23,998)
                                                        -----------      -----------
              Total Long-Term Liabilities                   689,300          713,500
                                                        -----------      -----------
              Total Liabilities                             754,715          778,555
                                                        -----------      -----------
CONTINGENCY
                                                          2,626,754        2,728,343
PARTNERS' EQUITY (DEFICIT)
    3130 - Partners' Equity (Deficit)
                                                        -----------      -----------
TOTAL LIABILITIES AND PARTNERS' EQUITY (DEFICIT)        $ 3,381,469      $ 3,506,898
                                                        ===========      ===========





                          See notes to financial statements

                                         -6-


                          Boonville Associates I, L.P.
                        (A Missouri Limited Partnership)
                          MHDC Project No.: 00-100-HCT

                            STATEMENTS OF OPERATIONS

                     Years ended December 31, 2005 and 2004


RENTAL REVENUE                                           2005            2004
                                                       ---------      ---------

    5120 - Apartment Rentals                           $ 171,216      $ 169,179
    5220 - Less: Vacancy Loss                             (4,413)        (2,293)
                                                       ---------      ---------
              Net Rental Revenue                         166,803        166,886
                                                       ---------      ---------
FINANCIAL AND OTHER REVENUE
    5320 - Interest Income                                 1,835          1,275
    5910 - Laundry Income                                  3,847          4,300
    5990 - Miscellaneous Income                            1,936          1,637
                                                       ---------      ---------
              Total Financial and Other Revenue            7,618          7,212
                                                       ---------      ---------
              Total Revenue                              174,421        174,098
                                                       ---------      ---------
ADMINISTRATIVE EXPENSES
    6210 - Marketing                                                        400
    6311 - Office Expenses                                12,108          8,035
    6320 - Property Management Fees                       17,280         16,739
    6340 - Cable                                           1,628          1,240
    6350 - Professional Fees - Accounting                  5,500          8,450
    6360 - Telephone Expense                               1,621          1,718
    6370 - Bad Debts                                       1,143          2,899
    6390 - Other Administrative                            1,348          3,828
                                                       ---------      ---------
              Total Administrative Expenses               40,628         43,309
                                                       ---------      ---------
OPERATING EXPENSES
    6461 - Exterminating                                   1,018            864
    6471 - Rubbish Removal                                 3,443          3,115
                                                       ---------      ---------
              Total Operating Expenses                     4,461          3,979
                                                       ---------      ---------
MAINTENANCE EXPENSES
    6511 - Security                                          387            387
    6521 - Grounds                                         6,108         18,729
    6521 - Snow Removal                                      972          1,413
    6561 - Painting and Decorating                         3,787          7,501
    6570 - Repairs                                         1,424          5,378
                                                       ---------      ---------
              Total Maintenance Expenses                  12,678         33,408
                                                       ---------      ---------



                                   (continued)

                                       -7-


                          Boonville Associates I, L.P.
                        (A Missouri Limited Partnership)
                          MHDC Project No.: 00-100-HCT

                      STATEMENTS OF OPERATIONS - CONTINUED
                     Years ended December 31, 2005 and 2004


                                                         2005            2004
                                                       ---------      ---------
MATERIALS AND SUPPLIES
    6411 - Janitorial Supplies                               725          1,425
    6511 - Maintenance Supplies                            1,096          1,545
                                                       ---------      ---------
              Total Materials and Supplies                 1,821          2,970
                                                       ---------      ---------
SALARIES AND WAGES
    6310 - Office and Administrative                       9,475         10,941
    6410 - Janitors                                       12,562         15,730
                                                       ---------      ---------
              Total Salaries and Wages                    22,037         26,671
                                                       ---------      ---------
UTILITIES
    6450 - Electricity                                     3,249          3,763
    6451 - Water and Sewer                                 8,441          9,802
                                                       ---------      ---------
              Total Utilities                             11,690         13,565
                                                       ---------      ---------
TAXES
    6710 - Real Estate Taxes                               7,157          7,252
    6711 - Payroll Taxes                                   2,508          2,950
    6720 - Insurance                                      10,597         11,410
                                                       ---------      ---------
              Total Taxes                                 20,262         21,612
                                                       ---------      ---------
TOTAL OPERATING EXPENSES                                 113,577        145,514
                                                       ---------      ---------
NET OPERATING INCOME (LOSS) BEFORE FINANCIAL
    EXPENSES, ENTITY EXPENSES AND DEPRECIATION            60,844         28,584
                                                       ---------      ---------
FINANCIAL EXPENSES
    6810 - Mortgage Interest                               7,265          7,506
                                                       ---------      ---------
ENTITY EXPENSES
    7180 - Reporting Fee                                   2,499          1,000
                                                       ---------      ---------
NET INCOME (LOSS) BEFORE DEPRECIATION                     51,080         20,078

6900 - DEPRECIATION                                     (152,669)      (158,897)
                                                       ---------      ---------
NET INCOME (LOSS)                                      $(101,589)     $(138,819)
                                                       =========      =========



                        See notes to financial statements

                                      -8-


                                Boonville Associates I, L.P.
                              (A Missouri Limited Partnership)
                                MHDC Project No.: 00-100-HCT

                          STATEMENTS OF PARTNERS' EQUITY (DEFICIT)

                           Years ended December 31, 2005 and 2004

                                                BALANCE           NET            BALANCE
                                PERCENT       DECEMBER 31,    INCOME (LOSS)    DECEMBER 31,
                               INTEREST          2004             2005             2005
                             -----------      -----------      -----------      -----------

General Partner                    0.010%     $       (47)     $       (10)     $       (57)

Limited Partner                   99.970%       1,728,947         (101,559)       1,627,388

Special Limited Partner            0.010%             173              (10)             163

Missouri Limited Partner           0.010%         999,270              (10)         999,260
                             -----------      -----------      -----------      -----------
                                 100.000%     $ 2,728,343      $  (101,589)     $ 2,626,754
                             ===========      ===========      ===========      ===========


                                                BALANCE           NET            BALANCE
                                PERCENT       DECEMBER 31,    INCOME (LOSS)    DECEMBER 31,
                               INTEREST          2003             2004             2004
                             -----------      -----------      -----------      -----------


General Partner                    0.010%     $       (33)     $       (14)     $       (47)

Limited Partner                   99.970%       1,867,725         (138,778)       1,728,947

Special Limited Partner            0.010%             187              (14)             173

Missouri Limited Partner           0.010%         999,283              (13)         999,270
                             -----------      -----------      -----------      -----------
                                 100.000%     $ 2,867,162      $  (138,819)     $ 2,728,343
                             ===========      ===========      ===========      ===========



                             See notes to financial statements

                                            -9-


                                 Boonville Associates 1, L.P.
                               (A Missouri Limited Partnership)
                                 MHDC Project No.: 00-100-HCT

                                   STATEMENTS OF CASH FLOWS

                            Years ended December 31, 2005 and 2004

                                                                       2005           2004
                                                                     ---------      ---------
CASH FLOWS FROM OPERATING ACTIVITIES
   Rental Receipts                                                   $ 171,269      $ 172,831
   Interest Receipts                                                     1,835          1,275
                                                                     ---------      ---------
             Total Receipts                                            173,104        174,106
                                                                     ---------      ---------
   Administrative Expenses Paid                                        (44,472)       (35,224)
   Operating Expenses Paid                                              (4,461)        (3,979)
   Maintenance Expenses Paid                                           (12,678)       (33,408)
   Materials and Supplies                                               (1,821)        (2,970)
   Salaries and Wages                                                  (22,037)       (25,497)
   Utilities Paid                                                      (11,690)       (13,565)
   Taxes Paid                                                          (20,185)       (21,787)
   Mortgage Interest Paid                                               (7,265)        (7,506)
   Tenant Security Deposits, Net                                          (698)          (113)
   Entity Expenses Paid                                                 (1,000)        (1,000)
                                                                     ---------      ---------
             Total Disbursements                                      (126,307)      (145,049)
                                                                     ---------      ---------
             Net Cash Provided by (Used in) Operating Activities        46,797         29,057
                                                                     ---------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES
   (Increase) Decrease in Escrows, Net                                    (197)         3,004
   Deposits to Restricted Funds                                        (15,231)       (14,982)
   Withdrawals Restricted Funds                                         16,401          1,890
                                                                     ---------      ---------
             Net Cash Provided by (Used in) Investing Activities           973        (10,088)
                                                                     ---------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES
   Payments on Long-Term Debt                                          (23,998)       (23,760)
                                                                     ---------      ---------
NET INCREASE (DECREASE) IN CASH                                         23,772         (4,791)
CASH, BEGINNING OF YEAR                                                  1,399          6,190
                                                                     ---------      ---------
CASH, END OF YEAR                                                    $  25,171      $   1,399
                                                                     =========      =========



                                         (continued)

                                            -10-


                                 Boonville Associates I, L.P.
                               (A Missouri Limited Partnership)
                                 MHDC Project No.: 00-100-HCT

                             STATEMENTS OF CASH FLOWS - CONTINUED

                            Years ended December 31, 2005 and 2004

                                                                        2005            2004
                                                                      ---------      ---------
RECONCILIATION OF NET INCOME (LOSS) TO NET CASH
    PROVIDED BY OPERATING ACTIVITIES:
    Net Income (Loss)                                                 $(101,589)     $(138,819)
                                                                      ---------      ---------
    Adjustments to Reconcile Net Income (Loss) to Net
        Cash Provided by (Used in) Operating Activities:
          Depreciation                                                  152,669        158,897
    (Increase) Decrease in Operating Assets:
        Tenant Accounts Receivable                                       (3,820)            (4)
        Tenant Security Deposits                                           (298)          (113)
        Prepaid Insurance                                                    77           (175)
    Increase (Decrease) in Operating Liabilities:
        Accounts Payable                                                 (3,920)         3,835
        Accrued Expenses                                                     76          5,424
        Due to Affiliates                                                 1,499             --
        Tenant Security Deposits                                           (400)            --
        Prepaid Rents                                                     2,503             12
                                                                      ---------      ---------
              Total Adjustments                                         148,386        167,876
                                                                      ---------      ---------
              Net Cash Provided by (Used in) Operating Activities     $  46,797         29,057
                                                                      =========      =========






                              See notes to financial statements

                                             -11-

                          Boonville Associates I, L.P.
                        (A Missouri Limited Partnership)
                          MHDC Project No.: 00-100-HCT

                  NOTES TO THE FINANCIAL STATEMENTS - CONTINUED

                     Years ended December 31, 2005 and 2004

NOTE 1 - NATURE OF OPERATIONS

     Boonville Associates I, L.P. (the Partnership) was formed on October 19, 1998, under the laws of the State of Missouri, for the purpose of acquiring, constructing, holding, and operating a 48-unit residential apartment complex known as Rankin Mill Apartments, MHDC No. 00-110-HCT. The Project is intended primarily for low and moderate-income tenants in Boonville, Missouri. The Project is regulated by the Missouri Housing Development Commission (MHDC) as to rent charges and operating methods.

     The Partnership terminates December 31, 2050, unless dissolved earlier upon the sale of substantially all of the Partnership's real property.

     Agreements with MHDC provide for the regulation of rental charges, restrictions on the disposition of property, and limitations on annual cash distributions to Partners.

     The Partnership has received an allocation of low-income housing tax credits from the state of Missouri totaling $3,028,220. Each building of the project has qualified for and been allocated low-income housing tax credits pursuant to Internal Revenue Code Section 42, (Section 42), which regulates the use of the project as to occupant eligibility and unit gross rent, among other requirements. Each building of the project must meet the provisions of these regulations during each of 15 consecutive years in order to remain qualified to receive the credits. The credit allocation will be allowed annually in the amount of $302,822 for ten years if the project remains in compliance. In addition, the partnership has been allocated state low-income housing tax credits. In order to qualify for the credits, the partnership must maintain compliance with certain requirements.

     In addition the Partnership has executed a regulatory agreement with the Missouri State Housing Development Authority which requires the operation of the project pursuant to Section 42 for a minimum of 30 years. This requirement is binding on the transferee during this compliance period.

                          Boonville Associates I, L.P.
                        (A Missouri Limited Partnership)
                          MHDC Project No.: 00-100-HCT

                  NOTES TO THE FINANCIAL STATEMENTS - CONTINUED

                     Years ended December 31, 2005 and 2004




NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Capitalization and Depreciation
     -------------------------------

     Land, buildings, site improvements, and furniture and fixtures are recorded at cost. Improvements are capitalized, while expenditures for maintenance and repairs are expensed. Upon disposal of depreciable property, the appropriate property accounts are reduced by the related costs and accumulated depreciation.

     The assets are depreciated over their estimated service lives. The estimated service lives of the assets for depreciation purposes may be different than their actual economic useful lives.

                                   Estimated Life                   Method
                                   --------------                   ------
     Buildings                       27.5 Years                  Straight-Line
     Site Improvements                 15 Years                   Accelerated
     Furniture and Fixtures             5 Years                   Accelerated

     Rental Income and Prepaid Rents
     -------------------------------

     Rental income is recognized for apartment rentals as it accrues. Advance receipts of rental income are deferred and classified as liabilities until earned.

     Accounts Receivable and Bad Debts
     ---------------------------------

     Tenant receivables are charged to bad debt expense when they are determined to be uncollectible based upon a periodic review of the accounts by management. Accounting principles generally accepted in the United States of America require that the allowance method be used to recognize bad debts; however, the effect of using the direct write-off method is not materially different from the results that would have been obtained under the allowance method.

                          Boonville Associates I, L.P.
                        (A Missouri Limited Partnership)
                          MHDC Project No.: 00-100-HCT

                  NOTES TO THE FINANCIAL STATEMENTS - CONTINUED

                     Years ended December 31, 2005 and 2004

     Income Taxes
     ------------

     No provision or benefit for income taxes has been included in these financial statements since taxable income passes through to, and is reportable by, the Partners individually.

     Estimates
     ---------

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Reclassifications
     -----------------

     Several reclassifications have been made to the prior year balances to conform to the current year presentation. Such reclassifications were made for comparative purposes only, and do not restate the prior year financial statements.

NOTE 3 - CASH

     The Partnership maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Partnership has not experienced any losses in such accounts. Management believes the Partnership is not exposed to any significant credit risk on cash.

NOTE 4 - TENANT SECURITY DEPOSITS

     Regulations of the U.S. Department of Housing and Urban Development require that security deposits be segregated from the general funds of the Partnership. Accordingly, the Partnership holds all security deposit funds in a separate, interest-bearing account.

                          Boonville Associates I, L.P.
                        (A Missouri Limited Partnership)
                          MHDC Project No.: 00-100-HCT

                  NOTES TO THE FINANCIAL STATEMENTS - CONTINUED

                        Years ended December 31, 2005 and 2004

NOTE 5 - ESCROW DEPOSITS AND RESTRICTED RESERVES

     According to the Partnership, loan and other regulatory agreements, the Partnership is required to maintain certain escrow deposits and restricted reserves. The following schedule shows the activity in such accounts during 2005 and 2004.

     The Partnership is required to fund an operating reserve, in the initial amount of $4,500, from Limited Partner capital contributions. The operating reserve has been funded as required in 2005.

     The Partnership is required to fund a replacement reserve, in the initial amount of $30,250, from Limited Partner capital contributions, and annually in an amount equal to $200 per unit. The replacement reserve has been funded as required in 2005 and 2004.

     According to the Partnership Agreement, the Partnership is required to fund a supportive programs reserve, in the initial amount of $52,500, from Limited Partner capital contributions. The supportive programs reserve has been funded as required in 2005 and 2004.

                          Boonville Associates I, L.P.
                        (A Missouri Limited Partnership)
                          MHDC Project No.: 00-100-HCT

                  NOTES TO THE FINANCIAL STATEMENTS - CONTINUED

                     Years ended December 31, 2005 and 2004


                                 Balance     Additions   Withdrawals    Balance
                                January 1,     and          and       December 31,
                                  2005       Interest    Transfers       2005
                                --------     --------     --------     --------

Real Estate Tax Escrow          $  1,392     $ 16,230     $ 16,802     $    820
Insurance Escrow                   4,193          769           --        4,962
Replacement Reserve               45,376       15,148        8,600       51,924
Operating Reserve                  4,670           83           --        4,753
Supportive Programs Reserve       50,965           --        7,801       43,164
                                --------     --------     --------     --------
Total                           $106,596     $ 32,230     $ 33,203     $105,623
                                ========     ========     ========     ========



                                 Balance     Additions   Withdrawals    Balance
                                January 1,     and          and       December 31,
                                  2004       Interest    Transfers       2004
                                --------     --------     --------     --------

Real Estate Tax Escrow          $  5,341     $  3,284     $  7,233     $  1,392
Insurance Escrow                   3,248       10,744        9,799        4,193
Replacement Reserve               30,475       14,901           --       45,376
Operating Reserve                  4,589           81           --        4,670
Supportive Programs Reserve       52,855           --        1,890       50,965
                                --------     --------     --------     --------
Total                           $ 96,508     $ 29,010     $ 18,922     $106,596
                                ========     ========     ========     ========


                          Boonville Associates 1, L.P.
                        (A Missouri Limited Partnership)
                          MHDC Project No.: 00-100-HCT

                  NOTES TO THE FINANCIAL STATEMENTS - CONTINUED

                     Years ended December 31, 2005 and 2004


NOTE 6 - LONG-TERM DEBT
                                                          2005          2004
                                                        ---------     ---------

The mortgage note, dated September 12, 2000, is held by MHDC in the original amount of $810,000. The note bears interest at 1% per annum. Monthly installments of $2,605 for principal and interest are based on a 30-year amortization of the original note balance.
Payments began on December 1, 2001. The loan matures on November 1, 2031, at which time any unpaid principal and interest is due. The note is collateralized by real estate held for lease and an assignment of rents and leases.

                                                        $ 713,500     $ 737,498
Less: Current maturities                                  (24,200)      (23,998)
                                                        ---------     ---------
Total                                                   $ 689,300     $ 713,500
                                                        =========     =========

Aggregate maturities of long-term debt are as follows:

     Year Ending December 31:
              2006                                $       24,200
              2007                                        24,500
              2008                                        24,700
              2009                                        25,000
              2010                                        25,200
              Thereafter                                 589,900
                                                  --------------
              Total                               $      713,500
                                                  ==============

                          Boonville Associates 1, L.P.
                        (A Missouri Limited Partnership)
                          MHDC Project No.: 00-100-HCT

                  NOTES TO THE FINANCIAL STATEMENTS - CONTINUED

                     Years ended December 31, 2005 and 2004

NOTE 7 - RELATED PARTY TRANSACTIONS

     According to the Partnership Agreement, the General Partner is entitled to an incentive management fee equal to 70% of remaining cash flow from operations after all unpaid amounts as defined in the Partnership Agreement are paid. No such fee was earned or paid in 2005 and 2004.

     According to the Partnership Agreement, the Limited Partner is entitled to an annual reporting fee equal to 15% of remaining cash flow from operations, but in no event less than $1,000. During 2005 and 2004, reporting fees earned were $2,499 and $1,000, and reporting fees paid were $1,000 and $-0-, respectively.

     The General Partner is obligated, under the Partnership Agreement, to provide funds for any development or operating deficits. Funds have been advanced to the Partnership, by the General Partner, including advances made pursuant to such obligation. The advances are noninterest-bearing, unsecured, and due on demand. As of December 31, 2005 and 2004, advances to the Partnership totaled $14,295.

     Amounts due to affiliates at December 31, 2005 and 2004 are as follow:

                                                          2005            2004
                                                        ---------     ---------
       Reporting Fees Payable                           $   2,499     $   1,000
       General Partner Advances                            14,295        14,295
                                                        ---------     ---------
       Totals                                           $  16,794     $  15,295
                                                        =========     =========


NOTE 8 - PARTNERS AND PARTNERSHIP INTERESTS

     The Partnership has one General Partner, Central Missouri Counties Human Development Corporation, which has a .01% interest, one Limited Partner, WNC Housing Tax Credit Fund VI, L.P., which has a 99.97% interest, one Special Limited Partner, WNC Housing, L.P., which has a .01% interest, and one Missouri Limited Partner, WNC Missouri Tax Credits XXXI, L.P., which has a .01% interest.

                          Boonville Associates I, L.P.
                        (A Missouri Limited Partnership)
                          MHDC Project No.: 00-100-HCT

                  NOTES TO THE FINANCIAL STATEMENTS - CONTINUED

                     Years ended December 31, 2005 and 2004


NOTE 9 - PARTNERSHIP PROFITS, LOSSES, AND DISTRIBUTIONS

     Generally, profits and losses are allocated to the Partners based upon their percentage of interest in the Partnership. Cash flow, as defined by the Partnership Agreement, generally is distributable as prioritized in the Partnership Agreement. Profits and losses arising from the sale, refinancing, or other disposition of all or substantially all of the Partnership's assets will be specially allocated as prioritized in the Partnership Agreement. Additionally, the Partnership Agreement provides for other instances in which a special allocation of profits, losses and distributions may be required.

NOTE 10 - CONTINGENCY

     The Partnership's low-income housing tax credits are contingent on its ability to maintain compliance with applicable sections of Section 42. Failure to maintain compliance with occupant eligibility, and/or unit gross rent, or to correct noncompliance within a specified time period, could result in recapture of previously taken tax credits plus interest. In addition, such potential noncompliance could result in an adjustment to the capital contributed by the Limited Partners.

                            SUPPLEMENTAL INFORMATION
                        SUPPORTING DATA REQUIRED BY MHDC

                          Boonville Associates I, L.P.
                        (A Missouri Limited Partnership)
                          MHDC Project No.: 00-100-HCT

                            SUPPLEMENTAL INFORMATION

                          Year ended December 31, 2005


ACCOUNTS AND NOTES RECEIVABLE (OTHER THAN FROM TENANTS.):


                              Original              Original     Amount
Name of Borrower                Date       Terms     Amount        Due
----------------                ----       -----     ------        ---

None


ACCOUNTS PAYABLE (OTHER THAN FROM TRADE CREDITORS):
---------------------------------------------------

Construction Management Fee                                            $  15,000
                                                                       =========


ACCOUNTS PAYABLE-TRADE CREDITORS:
---------------------------------
                                                         Number of       Amount
                                                         Creditors        Due
                                                         ---------     ---------
Payable within 30 days                                       3         $   1,406
                                                         =========     =========


OTHER ACCRUED EXPENSES:
-----------------------

Accrued Audit Fees                                                     $   5,500
                                                                       =========

COMPENSATION OF PARTNERS:
------------------------

None

                          Boonville Associates I, L.P.
                        (A Missouri Limited Partnership)
                          MHDC Project No.: 00-100-HCT

                            SUPPLEMENTAL INFORMATION

                          Year ended December 31, 2005

                           TENANT ACCOUNTS RECEIVABLE



                                                         Number of      Amount
                                                          Tenants      Past Due
                                                         ----------   ----------
Delinquent - 30 days and under                               6        $    3,824

Delinquent - 31-60 days                                      -               -

Delinquent - 61-90 days                                      -               -

Delinquent - Over 90 days                                    -               -
                                                         ----------   ----------
Total                                                        6        $    3,824
                                                         ==========   ==========

                          Boonville Associates I, L.P.
                        (A Missouri Limited Partnership)
                          MHDC Project No.: 00-100-HCT

                      SUPPLEMENTAL INFORMATION - CONTINUED

                            SCHEDULE OF SURPLUS CASH

                          Year ended December 31, 2005


Surplus Cash Computation
   Cash - Project                                                      $ 25,171
   Tenant Security Deposit Fund                                           9,907
                                                                       --------
                                                                         35,078
                                                                       --------
Less:
   Accounts Payable - Trade                                              (1,406)
   Accrued Expenses (Not Escrowed)                                       (5,500)
   Prepaid Rents                                                         (2,515)
   Tenant Security Deposits                                              (9,000)
                                                                       --------
                                                                        (18,421)
                                                                       --------
               Surplus Cash (Deficit)                                  $ 16,657
                                                                       ========

                          Boonville Associates I, L.P.
                        (A Missouri Limited Partnership)
                          MHDC Project No.: 00-100-HCT

                      SUPPLEMENTAL INFORMATION - CONTINUED

                          Year ended December 31, 2005



SCHEDULE OF FUNDS IN FINANCIAL INSTITUTIONS

A. Funds Held by Mortgagor, Regular Accounts:
           Citizens Community Bank (Checking)                        $    11,571
           Citizens Community Bank (Money Market)                         14,078
                                                                     -----------
                                                                          25,649
                                                                     -----------
B. Funds Held by Mortgagor, in Trust:
          Country Club Bank, NA (Security Deposit)                         9,907
          Bank of America, NA (Supportive Program Reserve)                43,164
                                                                     -----------
                                                                          53,071
                                                                     -----------
C. Funds Held by Mortgagee, in Trust:
          Real Estate Tax Escrow, MHDC                                       820
          Insurance Escrow, MHDC                                           4,962
          Replacement Reserve Fund, MHDC                                  51,924
          Operating Reserve Fund, MHDC                                     4,753
                                                                     -----------
                                                                          62,459
                                                                     -----------
Total Funds Held in Financial Institutions                           $   141,179
                                                                     ===========

                          Boonville Associates I, L.P.
                        (A Missouri Limited Partnership)
                          MHDC Project No.: 00-100-HCT

                      SUPPLEMENTAL INFORMATION - CONTINUED

                             CHANGES IN FIXED ASSETS

                          Year ended December 31, 2005


                                                  ASSETS
                           -------------------------------------------------------
                           Beginning                                      Ending
                           January 1,                                   December 31,
                              2005        Additions       Disposals        2005
                           ----------     ----------     ----------     ----------
Buildings                  $3,601,152     $       --     $       --     $3,601,152
Site Improvements              34,237             --             --         34,237
Furniture and Fixtures        114,715             --             --        114,715
Land                          165,000             --             --        165,000
                           ----------     ----------     ----------     ----------
Total                      $3,915,104     $       --     $       --     $3,915,104
                           ==========     ==========     ==========     ==========



                                         ACCUMULATED DEPRECIATION
                           -------------------------------------------------------
                           Beginning                                      Ending
                           January 1,                                   December 31,
                              2005        Additions       Disposals        2005
                           ----------     ----------     ----------     ----------

Buildings                  $  432,358     $  130,938     $       --     $  563,296
Site Improvements              28,529          5,707             --         34,236
Furniture and Fixtures         60,427         16,024             --         76,451
Land                               --             --             --             --
                           ----------     ----------     ----------     ----------
Total                      $  521,314     $  152,669     $       --     $  673,983
                           ==========     ==========     ==========     ==========

Net Book Value                                                          $3,241,121
                                                                        ==========


                          Boonville Associates I, L.P.
                        (A Missouri Limited Partnership)
                          MHDC Project No.: 00-100-HCT

                      SUPPLEMENTAL INFORMATION - CONTINUED

                      DEBT SERVICE COVERAGE RATIO ANALYSIS

                          Year ended December 31, 2005



From Statement of Operations:

A. Net Operating Income (NOI) before Financial
     Expenses, Entity Expenses, and Depreciation                      $  60,844

B. Less: Replacement Reserve Payments                                    15,148
                                                                      ---------
C. NOI Adjusted (A minus B)                                           $  45,696
                                                                      =========

D. Debt Service
     Mortgage Principal Payments                       $  23,998
     Mortgage Interest                                     7,265
                                                       ---------

        Total                                                         $  31,263
                                                                      =========
E. Debt Service Coverage Ratio (DCR)
     (C divided by D)                                                     1.462
                                                                      =========



                                      -26

                          Boonville Associates I, L.P.
                        (A Missouri Limited Partnership)
                          MHDC Project No.: 00-100-HCT

                      SUPPLEMENTAL INFORMATION - CONTINUED

                       SCHEDULE OF ALLOWABLE DISTRIBUTIONS

                          Year ended December 31, 2005


Development Name: Rankin Mill                         From: January 1, 2005
MHDC #:           00-114-HCT                          To: December 31, 2005


A. ANNUAL DISTRIBUTION EARNED DURING FISCAL PERIOD COVERED BY STATEMENT:
   Current Equity                                               $  2,626,754 (1)
                                                                ------------
   Distribution percent per Regulatory Agreement                          8% (2)
                                                                ------------
   Annual distribution earned for 2005                          $    210,140 (3)
                                                                ------------

B. DISTRIBUTIONS ACCRUED AND UNPAID AS OF THE END OF THE PRIOR FISCAL PERIOD:

   Total prior year distibutions earned                         $    329,611 (4)
                                                                ------------
   Less: Distributions made to partners in prior years          $         -- (5)
                                                                ------------
   Less: Other (explain)                                        $         -- (6)
                                                                ------------
     Distributions accrued and unpaid as of period
       covered by statement                                     $    329,611 (7)
                                                                ------------
C. DISTRIBUTIONS PAID DURING PERIOD COVERED BY STATEMENT
   To partners                                                  $         -- (8)
                                                                ------------
   Other (explain)                                              $         -- (9)
                                                                ------------
   Total distributions paid during period covered by statement  $         --(10)
                                                                ------------
D. AMOUNT TO BE CARRIED AS DISTRIBUTIONS EARNED, BUT UNPAID

   Line (3) + Line (7) - Line (10)                              $    539,751(11)
                                                                ------------

E. AMOUNT AVAILABLE FOR DISTRIBUTION DURING NEXT FISCAL PERIOD

   (Deficit) Surplus Cash                                       $     16,657(12)
                                                                ------------
F. DEPOSIT DUE TO RESIDUAL RECEIPT ACCOUNT

   If Line (11) is greater than Line (12), enter ($0),
   else enter Line (12) - Line (11), and deposit amount
   within 60 days of fiscal year end into joint account
   with mortgagee (MHDC).                                       $         --(13)
                                                                ------------

                          Boonville Associates I, L.P.
                        (A Missouri Limited Partnership)
                          MHDC Project No.: 00-100-HCT

                                December 31, 2005

                         CERTIFICATE OF GENERAL PARTNER


        I hereby certify that I have examined the foregoing financial statements and supporting data of Boonville Associates I, L.P. (A Missouri Limited Partnership) and, to the best of my knowledge and belief, the same are true statements of the financial condition and results of operations as of December 31, 2005 and for the year then ended.

                                                 /s/ Darin Preis
                                                 -------------------------------

Date: 3/22/06                                    By: Darin Preis

                                                 Title: General Partner


                                                 Employer Identification Number:

                                                 43-1830670
                                                 -------------------------------

                          Boonville Associates I, L.P.
                        (A Missouri Limited Partnership)
                          MHDC Project No.: 00-100-HCT

                                December 31, 2005


                          CERTIFICATE OF MANAGING AGENT


         We hereby certify that we have examined the accompanying financial statements and supplemental data of Boonville Associates I, L.P. (A Missouri Limited Partnership) and, to the best of our knowledge and belief, the same is complete and accurate.



(Name)    /s/ Lauri Mak                 (Date)    4-10-06


(Employer Identification No.)

43-1041720

                          Boonville Associates I, L.P.
                        (A Missouri Limited Partnership)
                          MHDC Project No.: 00-100-HCT

                                December 31, 2005

                         INFORMATION REGARDING AUDITORS




AUDITOR INFORMATION
-------------------

Name:                   Reznick Group, P.C.

Address:                4711 W. Golf Road, Suite 200
                        Skokie, IL 60076

Phone:                  (847) 324-7500

Lead Auditor:           Jeff J. Dowd

Firm:                   Reznick Group, P.C.

Federal ID#             52-1088612

                          Boonville Associates I, L.P.
                        (A Missouri Limited Partnership)
                                 103 W. LOCKWOOD
                               ST. LOUIS, MO 63224


                             CORRECTIVE ACTION PLAN
                             ----------------------


Name and Number of Project:          Boonville Associates I, L.P.
                                     (A Missouri Limited Partnership)
                                     MHDC Development No. 00-100-HCT


Auditor/Audit Firm:                  Jeff J. Dowd
                                     Reznick Group, P.C.


Audit Period:                        Year Ended December 31, 2005

Section I:                           Internal Control Review

                                     A. Comments on Findings and Recommendations

                                          No findings.

                                     B. Actions Taken or Planned

                                          No findings.

                                     C. Status of Corrective Action on Prior
                                        Findings

                                          No prior findings.

Section II:                          Compliance Review

                                     A. Comments on Findings and Recommendations

                                          No findings.

                                     B. Actions Taken or Planned

                                          No findings.

                                     C. Status of Corrective Action on Prior
                                        Findings

                                          No findings.